UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2015

COOPER TIRE & RUBBER COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-04329	34-4297750
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

701 Lima Avenue

Findlay, Ohio 45840

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (419) 423-1321

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Credit Agreement

On May 27, 2015 (the “Closing Date”), Cooper Tire & Rubber Company, a Delaware corporation (the “Company”), entered into a credit agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A. (“JPMorgan”), as the administrative agent (the “Agent”), the lenders party thereto (the “Lenders”) and the other agents and parties party thereto.

The Company is the initial borrower under the Credit Agreement, which provides for a $400 million revolving credit facility (the “Revolving Credit Facility”) maturing on May 27, 2020. The Revolving Credit Facility includes a $110 million letter of credit subfacility. The Company may elect to increase the commitments under the Revolving Credit Facility or incur one or more tranches of term loans in an aggregate amount of up to $100 million, subject to the satisfaction of certain conditions. After the Closing Date, subject to the satisfaction of certain conditions, the Company may elect to add certain foreign subsidiaries as additional borrowers under the Credit Agreement (the “Foreign Borrowers”). The proceeds of the Revolving Credit Facility will be used to provide working capital and funds for general corporate purposes.

All of the indebtedness of the Company and any Foreign Borrowers under the Credit Agreement is guaranteed by certain of the Company’s domestic subsidiaries and secured by substantially all of the assets of the Company and the domestic guarantors, subject to certain limitations. All of the indebtedness of any Foreign Borrower will be guaranteed by the Company and the material foreign subsidiaries and direct parent companies of such Foreign Borrower, subject to certain exceptions, and secured by substantially all of the assets of the Company, the Foreign Borrowers and the guarantors.

Borrowings under the Credit Agreement bear interest at a rate per annum equal to, at the Company’s option, either (i) the base rate plus the applicable margin or (ii) the relevant adjusted LIBO rate for an interest period of one, two, three or six months (as selected by the Company), or such other period of time approved by the Lenders, plus the applicable margin.

The base rate will be a fluctuating per annum rate of interest equal to the greatest of (a) the prime rate of JPMorgan in effect on such day, (b) the federal funds effective rate in effect on such day plus  1⁄2 of 1%, and (c) the adjusted LIBO rate on such day for a one-month interest period plus 1%. The adjusted LIBO rate will be equal to an interest rate per annum equal to (a) the London interbank offered rate as administered by ICE Benchmark Administration or its successor and quoted by Reuters or its successor (provided that such rate will be no less than zero for purposes of calculating the adjusted LIBO rate), multiplied by (b) the Statutory Reserve Rate. “Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage established by the Board of Governors of the Federal Reserve.

The applicable margin ranges from (i) 50 basis points to 150 basis points for base rate loans, and (ii) 150 basis points to 250 basis points for LIBO rate loans, based upon the Company’s leverage ratio.

The Credit Agreement contains certain customary covenants, including covenants that limit the ability of the Company and its subsidiaries to, among other things, (i) incur or suffer to exist certain liens, (ii) make investments, (iii) enter into consolidations, mergers, acquisitions and sales of assets, (iv) incur or guarantee additional indebtedness, (v) make dividends or distributions, (vi) enter into agreements that restrict the ability to incur liens or make distributions and (vii) engage in transactions with affiliates. In addition, the Credit Agreement contains financial covenants that require the Company to maintain a net leverage ratio and interest coverage ratio in accordance with the limits set forth therein.

The Credit Agreement contains customary events of default including, without limitation, the representations and warranties made in or in connection with the loan documents entered into in connection with the Credit Agreement prove to have been untrue in any material respect when made, the failure to make required payments, the failure to comply with certain agreements or covenants, cross-defaults to certain other indebtedness in excess of specified amounts, certain events of bankruptcy and insolvency, the failure to pay certain judgments and a Change of Control (as defined therein). If such an event of default occurs, the lenders under the Credit Agreement would be entitled to take various actions, including the acceleration of amounts due thereunder and all actions permitted to be taken by a secured creditor.

The above description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

JPMorgan, certain of the other Lenders and certain of the agents to the Credit Agreement have in the past provided, currently provide and may in the future provide advisory and lending services to, or engage in transactions with, the Company and its subsidiaries or affiliates (including through certain subsidiaries or affiliates of JPMorgan, such Lenders or such agents). These parties have received, and may in the future receive, customary compensation from the Company and its subsidiaries or affiliates for such services and in respect of such transactions.

Eighth Amendment to Amended and Restated Receivables Purchase Agreement

On the Closing Date, the Company entered into an Eighth Amendment to Amended and Restated Receivables Purchase Agreement (the “Eighth Amendment”) with Cooper Receivables LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“CRLLC”), and PNC Bank, National Association (“PNC”), which amended the terms of the Company’s accounts receivable securitization facility to extend the maturity date from June 20, 2015 to May 27, 2018 and to reduce the size of the facility to $150 million.

The accounts receivable securitization facility was established by a Purchase and Sale Agreement, dated as of August 30, 2006 (the “Purchase and Sale Agreement”), by and among the Company, Oliver Rubber Company, at the time, a California corporation and wholly-owned subsidiary of the Company (“Oliver”), and CRLLC, under which the Company agreed to sell certain of its and Oliver’s domestic trade receivables, on a continuous basis, to CRLLC in exchange for cash or a short-term note. In turn, CRLLC agreed to sell from time to time senior undivided ownership interests in the purchased trade receivables, without recourse, to PNC pursuant to a Receivables Purchase Agreement, dated as of August 30, 2006 (the “Receivables Purchase Agreement”), for the benefit of the purchasers named in the Receivables Purchase Agreement. Oliver was sold by the Company in October 2007 and as a result is no longer a party to the Purchase and Sale Agreement.

The above description of the Eighth Amendment does not purport to be complete and is qualified in its entirety by reference to the Eighth Amendment, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

PNC has in the past provided, currently provides and may in the future provide advisory and lending services to, or engage in transactions with, the Company and its subsidiaries or affiliates (including through certain subsidiaries or affiliates of PNC). PNC has received, and may in the future receive, customary compensation from the Company and its subsidiaries or affiliates for such services and in respect of such transactions.

Item 1.02. Termination of a Material Definitive Agreement.

On the Closing Date, in connection with entering into the Credit Agreement, the Company terminated its $200 million revolving credit facility pursuant to the Amended and Restated Loan and Security Agreement, dated as of July 27, 2011, by and among the Company, Max-Trac Tire Co., Inc., Bank of America, N.A., as the administrative agent, and the other parties and agents set forth therein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Credit Agreement, dated as of May 27, 2015, among the Company, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

10.2	Eighth Amendment to Amended and Restated Receivables Purchase Agreement, dated as of May 27, 2015, among the Company, Cooper Receivables LLC and PNC Bank, National Association.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2015

COOPER TIRE & RUBBER COMPANY

By:	/s/ Jack Jay McCracken
Name:	Jack Jay McCracken
Title:	Assistant General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated as of May 27, 2015, among the Company, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

10.2	Eighth Amendment to Amended and Restated Receivables Purchase Agreement, dated as of May 27, 2015, among the Company, Cooper Receivables LLC and PNC Bank, National Association.